As filed with the Securities and Exchange Commission on June 15, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-0640002 (I.R.S. Employer Identification No.)

888 Seventh Avenue (25th Floor)
New York, New York (Address of Principal Executive Offices)	10106 (Zip Code)

Town Sports International Holdings, Inc. 2006 Stock Incentive Plan
Town Sports International Holdings, Inc. 2004 Common Stock Option Plan
(Full Title of the Plan)

Robert J. Giardina	Copies to:
Chief Executive Officer Town Sports International Holdings, Inc. 888 Seventh Avenue (25th Floor) New York, New York 10106 (Name and Address of Agent for Service)	Julie M. Allen, Esq. James P. Gerkis, Esq. Proskauer Rose LLP 1585 Broadway New York, New York 10036 (212) 969-3000

(212) 246-6700 (Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount
Title Of Each Class Of Securities	Amount To Be	Offering Price	Aggregate	Of
To Be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Registration Fee
Common Stock, par value $0.001 per share	2,510,418	$11.80	$29,622,932.40	$3,169.65

(1)	This Registration Statement covers 2,510,418 shares available for issuance under the Town Sports International Holdings, Inc. 2006 Stock Incentive Plan and the Town Sports International Holdings, Inc. 2004 Common Stock Option Plan. This Registration Statement shall also cover any additional shares of common stock of the Registrant that become issuable under the Town Sports International Holdings, Inc. 2006 Stock Incentive Plan and the Town Sports International Holdings, Inc. 2004 Common Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of common stock of the Registrant.

(2)	Calculated solely for purposes of the registration fee for this offering in accordance with paragraph (c) and (h)(1) of Rule 457 of the Securities Act of 1933, as amended, on the basis of the average of the bid and asked price as of June 13, 2006.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Securities and Exchange Commission (the “Commission”) by Town Sports International Holdings, Inc., a Delaware corporation (the “Company” or the “Registrant”), are incorporated by reference herein:
(a)	the Company’s prospectus filed with the Commission on June 2, 2006 pursuant to Rule 424(b)(4);

(b)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed with the Commission on May 15, 2006;

(c)	the Company’s Current Reports on Form 8-K, filed with the Commission on February 6, 2006, March 1, 2006, March 29, 2006, May 4, 2006, May 8, 2006, May 15, 2006, May 19, 2006, June 2, 2006 and June 8, 2006; and

(d)	the description of the Registrant’s common stock contained in the Registrant’s Amendment No. 4 to the Registration Statement on Form S-1, filed with the Commission on June 1, 2006, including any amendments thereto or reports filed for the purpose of updating such description.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. In no event, however, will any information that the Company discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Company may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.
Item 4. Description of Securities
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
     Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) allows for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VIII of the Company’s amended and restated certificate of incorporation and Article VIII of the Company’s amended and restated by-laws authorize indemnification of the Company’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL.

     The Company has entered into agreements with its directors and certain officers that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law. The Company maintains liability insurance for the benefit of its officers and directors.
     The above discussion of the DGCL and of the Company’s amended and restated certificate of incorporation, amended and restated by-laws, and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statute, the amended and restated certificate of incorporation, the amended and restated by-laws and the indemnification agreements.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of Town Sports International Holdings, Inc. (incorporated by reference to Exhibit 3.2 of the Registrant’s Amendment No. 3 to the Registration Statement on Form S-1, File No. 333-126428, filed with the Commission on May 22, 2006).

4.2	Amended and Restated By-Laws of Town Sports International Holdings, Inc. (incorporated by reference to Exhibit 3.4 of the Registrant’s Amendment No. 3 to the Registration Statement on Form S-1, File No. 333-126428, filed with the Commission on May 22, 2006).

4.3	Town Sports International Holdings, Inc. 2006 Stock Incentive Plan (incorporated by reference to Exhibit 10.21 of the Registrant’s Amendment No. 3 to the Registration Statement on Form S-1, File No. 333-126428, filed with the Commission on May 22, 2006).

4.4	Town Sports International Holdings, Inc. 2004 Common Stock Incentive Plan (incorporated by reference to Exhibit 10.7 of the Registrant’s Registration Statement on Form S-4, File No. 333-114210).

5	Opinion of Proskauer Rose LLP.*

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of Squire, Lemkin + O’Brien LLP.*

23.3	Consent of Proskauer Rose LLP (included in Exhibit 5).

24	Power of Attorney (included on signature page).

*	Filed herewith.
Item 9. Undertakings.
(a)	The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
Provided, however, that (A) paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement; and (B) paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 12th day of June, 2006.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
By:	/s/ Robert J. Giardina
	Name:	Robert J. Giardina
	Title:	Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Richard G. Pyle as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert J. Giardina Robert J. Giardina	Chief Executive Officer and Director (Principal Executive Officer)	June 12, 2006

/s/ Richard G. Pyle Richard G. Pyle	Chief Financial Officer (Principal Accounting and Financial Officer)	June 12, 2006

/s/ Keith E. Alessi Keith E. Alessi	Director	June 12, 2006

/s/ Paul N. Arnold Paul N. Arnold	Chairman of the Board of Directors	June 12, 2006

/s/ Bruce C. Bruckmann Bruce C. Bruckmann	Director	June 12, 2006

/s/ J. Rice Edmonds J. Rice Edmonds	Director	June 12, 2006

/s/ Jason M. Fish Jason M. Fish	Director	June 12, 2006

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of Town Sports International Holdings, Inc. (incorporated by reference to Exhibit 3.2 of the Registrant’s Amendment No. 3 to the Registration Statement on Form S-1, File No. 333-126428, filed with the Commission on May 22, 2006).

4.2	Amended and Restated By-Laws of Town Sports International Holdings, Inc. (incorporated by reference to Exhibit 3.4 of the Registrant’s Amendment No. 3 to the Registration Statement on Form S-1, File No. 333-126428, filed with the Commission on May 22, 2006).

4.3	Town Sports International Holdings, Inc. 2006 Stock Incentive Plan (incorporated by reference to Exhibit 10.21 of the Registrant’s Amendment No. 3 to the Registration Statement on Form S-1, File No. 333-126428, filed with the Commission on May 22, 2006).

4.4	Town Sports International Holdings, Inc. 2004 Common Stock Incentive Plan (incorporated by reference to Exhibit 10.7 of the Registrant’s Registration Statement on Form S-4, File No. 333-114210).

5	Opinion of Proskauer Rose LLP.*

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of Squire, Lemkin + O’Brien LLP.*

23.3	Consent of Proskauer Rose LLP (included in Exhibit 5).

24	Power of Attorney (included on signature page).

*	Filed herewith.